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                                                                    EXHIBIT 10.8

                                    GUARANTY


         THIS GUARANTY (this "Guaranty") made this ____ day of __________, 199__ by NEWCO, LLC, a ______________________ (the "Guarantor") in favor of Marriott International, Inc. and Marriott Hotel Services, Inc. and their affiliates (collectively, "Marriott").

                         PRELIMINARY STATEMENT OF FACTS

         This Preliminary Statement of Facts is not merely prefatory, but is expressly incorporated into and made a part of this Guaranty.

         A. IHC II, LLC ("Primary Manager") has entered into various Submanagement Agreements of even date herewith with the entities constituting Marriott (the "Submanagement Agreements") with respect to the hotels listed on Exhibit A hereto (collectively, the "Hotels"). Primary Manager is a wholly-owned subsidiary of Guarantor and has been organized by Guarantor for the purpose of providing certain management services to the Hotels.

         B. Marriott has agreed to enter into the Submanagement Agreements on the condition that the Guarantor execute and deliver this Guaranty to Marriott.

         C. Primary Manager has assumed the franchise and license agreements with Marriott with respect to the Hotels (the "IHC Franchise Agreements"), and Guarantor controls Interstate Hotels, LLC ("Interstate") which has entered into or assumed franchise or license agreements with Marriott (the "LLC Franchise Agreements") with respect to the hotels listed on Exhibit B [must include exhibit C & D hotels] hereto (the LLC Franchise Agreements and the IHC Franchise Agreements are hereinafter collectively referred to as the "Franchise Agreements").

         D. As a condition of Marriott allowing Interstate and IHC to enter into or assume the Franchise Agreements or certain obligations thereunder, Marriott has requested that the Guarantor execute and deliver this Guaranty to Marriott.

         E. All of the above transactions are being undertaken pursuant to a Settlement Agreement dated as of May__, 1998 by and among, Marriott, Interstate Hotels Corporation, Interstate Hotels Company, Patriot American


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Hospitality, Inc. and Wyndham International, Inc. (the "Settlement Agreement").
The Settlement Agreement provides for obligations of Interstate and Primary Manager to Marriott which shall also be subject to this Guaranty.

         F. Guarantor has determined that it is in the best interest of the Guarantor to execute and deliver this Guaranty.

         NOW THEREFORE, Guarantor does hereby covenant and agree as follows:

                  1. GUARANTY. To induce Marriott to execute and deliver the Submanagement Agreements and the Settlement Agreement, as applicable, and to permit Interstate to enter into or assume the Franchise Agreements, Guarantor does hereby unconditionally, absolutely and irrevocably guarantee to Marriott, and their respective successors and assigns, (a) the full and due payment of all amounts due to Marriott under the Submanagement Agreements, the Franchise Agreements and the Settlement Agreement, (b) the full and complete performance by Primary Manager and Interstate, and their respective successors and assigns, of all the terms, obligations, covenants, and agreements of Primary Manager or Interstate under the Submanagement Agreements, the Franchise Agreements or the Settlement Agreement on the part of Primary Manager, Interstate, and their respective successors and assigns to be observed or performed thereunder and, without limiting the foregoing, the full and punctual payment by Primary Manager, Interstate and their respective successors and assigns, of all management fees, royalty fees, franchise fees, chain services fees, and other sums of money, as and when they become due and payable as provided in the Submanagement Agreements, the Franchise Agreements and the Settlement Agreement, as applicable.

                  Pursuant to the foregoing, if Primary Manager shall fail to comply with any term covenant or condition in the Submanagement Agreements or the Settlement Agreement, or to make any payment or supply any funds required to be made or supplied thereunder, in each case after any applicable notice and cure period, Guarantor unconditionally guarantees to Marriott, that Guarantor shall then (a) pay (without first requiring Marriott to proceed against the Primary Manager, or any other person) to Marriott any such sums to be paid or supplied under the Submanagement Agreements or the Settlement Agreement including, without limitation, any interest, premiums, and late charges, and (b) cure any default of Primary Manager in any term, covenant, or condition under the Submanagement Agreements or the Settlement Agreement. Guarantor further agrees to indemnify and hold harmless Marriott from any loss (including attorneys' fees) resulting from any default made at any time by Primary Manager in any term, covenant or condition of the Submanagement Agreements or the


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Settlement Agreement or by Guarantor under the terms of this Guaranty, in each case after any applicable notice and cure period.

                  Pursuant to the foregoing, if Interstate shall fail to comply with any term covenant or condition in the Franchise Agreements or the Settlement Agreement, or to make any payment or supply any funds required to be made or supplied thereunder, in each case after any applicable notice and cure period, Guarantor unconditionally guarantees to Marriott, that Guarantor shall then (a) pay (without first requiring the Marriott to proceed against Interstate, or any other person) to Marriott any such sums to be paid or supplied under the Franchise Agreements or the Settlement Agreement including, without limitation, any interest, premiums, and late charges, and (b) cure any default by Interstate in any term, covenant, or condition under the Franchise Agreements and the Settlement Agreement. Guarantor further agrees to indemnify and hold harmless Marriott from any loss (including attorneys' fees) resulting from any default made at any time by Interstate in any term, covenant or condition of the Franchise Agreements or the Settlement Agreement or by Guarantor under the terms of this Guaranty, in each case after any applicable notice and cure period.

                  2. GUARANTOR'S CONSENTS. Notice to Guarantor of any and all defaults on the part of Primary Manager or Interstate, and any successor of Primary Manager or Interstate or assignee of Primary Manager, or Interstate, is waived, and consent is given to all extensions of time, waivers, or indulgences of any kind, that Submanager, its successors or assigns, may grant to Primary Manager, or Interstate, and any successor of Primary Manager or Interstate or assignee of Primary Manager, or Interstate, with reference to the performance by Primary Manager, or Interstate or any successor of Primary Manager, or Interstate, or assignee of Primary Manager, or Interstate, of any of the terms, obligations, covenants, or agreements in or under any of the Submanagement Agreements or any of the Franchise Agreements. Full consent is also given by Guarantor to any and all changes, modifications, or amendments in, of, or to any such terms, obligations, covenants, or agreements as well as to conditions of, in, or under the Submanagement Agreements and the Franchise Agreements that may be made by agreement between Marriott or its successors or assigns, and Primary Manager or Interstate, or any successor of Primary Manager or Interstate, or assignee of Primary Manager or Interstate, or otherwise; and Guarantor waives any and all requirements whatsoever on the part of Marriott or its successors or assigns first to exhaust or pursue its, remedies against Primary Manager or Interstate, their respective successors or assigns, before Marriott or its successors or assigns shall have the right to proceed directly against and recover from Guarantor.


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                  3. PRIMARY LIABILITY. Guarantor, without limiting any of the foregoing provisions of this Guaranty, also waives notice of any and all changes, modifications, or amendments in, of, or to, the Submanagement Agreements or the Franchise Agreements that may be agreed upon between Marriott or its successors or assigns and Primary Manager or Interstate, or their respective successors or assigns, or that may be permitted or suffered in connection with the Submanagement Agreements or the Franchise Agreements, or the performance thereof, as well as notice of any waivers, indulgences, or extensions granted or suffered by Marriott or its successors or assigns. Guarantor further agrees that, notwithstanding any waivers, extensions, or indulgences granted or suffered by Marriott or its successors or assigns, and notwithstanding any changes, amendments, or modifications in, of, or to the Submanagement Agreements or the Franchise Agreements, by agreement or otherwise, Guarantor shall be and remain, and is primarily absolutely and fully liable to Marriott and its successors and assigns for the full and punctual payment of all payments to be made, and for the full and due performance of all the other terms, obligations, covenants, agreements, and conditions of, in, or under the Submanagement Agreements, Franchise Agreements, and in any change, amendment, or modification thereof, by Primary Manager or Interstate and its successors and assigns, without any notice whatsoever.

                  4. NO IMPAIRMENT. Without limiting any of the foregoing provisions of this Guaranty, the Guarantor further agrees that this Guaranty, and the obligations of the Guarantor under it, shall in no way be terminated, affected, or impaired by reason of the assertion by Marriott or its respective successors or assigns against Primary Manager or Interstate, their respective successors or assigns, of any rights or remedies reserved to Marriott pursuant to or by virtue of the provisions of the Submanagement Agreements of the Franchise Agreements or any change, amendment, or modification of the Submanagement Agreements or the Franchise Agreements.

                  5. NO ALTERATION. This Guaranty shall not be affected by any deviation from or alteration of the terms, covenants or conditions of any of the Submanagement Agreements, any of the Franchise Agreements, or by any assignment or subletting of all or any part of said premises or of the interest of Primary Manager or Interstate therein. This Guaranty shall not be relinquished, extinguished, modified or in any way affected by failure on the part of Marriott to enforce any or all of the rights or remedies of Marriott whether pursuant to the terms of the Submanagement Agreements or Franchise Agreements, as applicable, or at law or in equity.

                  6. TERMINATION. This Guaranty is a continuing one and shall terminate only upon payment by Primary Manager or Interstate of all sums


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Primary Manager or Interstate is required to pay under the Submanagement
Agreements and Franchise Agreements and upon performance by Primary Manager or Interstate or Interstate of all duties and obligations therein contained.

                  7. WAIVER. Guarantor waives notice to Guarantor (a) of any default by Primary Manager or Interstate (i) of payment by Primary Manager or Interstate of any of the sums hereby guaranteed and (ii) of performance by Primary Manager or Interstate of the terms, covenants and conditions of said Submanagement Agreements and the Franchise Agreements, and (b) of acceptance by Marriott of this Guaranty.

                  8. EXTENSION OF TIME. Guarantor consents that Marriott, may from time to time extend the time for performance or otherwise modify, alter or change any of the Submanagement Agreements or Franchise Agreements and any or all provisions thereof and may extend the time for payment of all sums hereby guaranteed and may receive and accept notes, checks and other instruments made by Primary Manager or Interstate for the payment of money and may agree to extensions and renewals thereon without in any way releasing or discharging Guarantor. Notice of presentment of any such note or notes and/or notice of default in the payment thereof at maturity and/or protest or notice of protest thereof is expressly waived by Guarantor.

                  9. PRIMARY MANAGER'S OR INTERSTATE'S DEFAULT. This Guaranty may be immediately enforced upon any default continuing after any applicable notice and cure period by Primary Manager or Interstate under the terms of any of the Submanagement Agreements or the Franchise Agreements. Upon default continuing after any applicable notice and cure period by Primary Manager under any of the Submanagement Agreements or Franchise Agreements, Marriott can proceed immediately and directly against Guarantor or Primary Manager or Interstate, or both, as applicable (it being understand that Interstate is not liable for payment or performance of Primary Manager's obligations and vice versa). Guarantor waives the right to require Marriott to proceed against Primary Manager or Interstate initially or exhaust any security that Marriott holds from Primary Manager or Interstate or to pursue any other remedy in Marriott's power and it shall not be necessary for Marriott, in order to enforce this Guaranty, to institute suit or exhaust any legal remedies against Primary Manager or Interstate.

                  10. ATTORNEYS' FEES. In the event any action should be commenced by Marriott against the Guarantor to enforce any of the terms or conditions of this Guaranty and Marriott shall be entitled to recover from Guarantor reasonable attorneys' fees in any such action in which Marriott shall prevail.


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                  11. TERM. The obligations of the Guarantor under this Guaranty
Agreement extend to the Term (as defined in the Submanagement Agreements and Franchise Agreements) and to any holding over by the Primary Manager or Interstate thereafter and to any renewal or extension of the Term which results from the exercise by the Primary Manager or Interstate of any rights or option contained in the Submanagement Agreements or Franchise Agreements.

                  12. ASSIGNMENT BY SUBMANAGER. The benefit of the Guarantor's obligations under this Guaranty Agreement may be assigned by Marriott in connection with any permissible assignment of the Submanagement Agreements or the Franchise Agreements, and will benefit and be enforceable by the successors and assigns of Marriott.

                  13. CONTINUED LIABILITY OF GUARANTOR. The liability of the Guarantor hereunder shall in no way be affected by (a) the discharge of Primary Manager or Interstate in any creditors', receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Primary Manager or Interstate or the estate of Primary Manager or Interstate in bankruptcy, or of any remedy for the enforcement of Primary Manager's liability under the Submanagement Agreements or Interstate's liability under the Franchise Agreements resulting from the operation of any present or future provision of the Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Submanagement Agreements or Franchise Agreements in any proceedings; (d) the assignment or transfer of any of the Submanagement Agreements or any of the Franchise Agreements by the Primary Manager or Interstate; (e) any disability or other defense of Primary Manager or Interstate, including but not limited to any defense based on a failure of Primary Manager's or Interstate's organizers to properly and legally form or empower Primary Manager or Interstate to execute any of the Submanagement Agreements or to enter into or assume any of the Franchise Agreements, as applicable, and perform Primary Manager's or Interstate's obligations thereunder; or (f) the cessation from any cause whatsoever of the liability of Primary Manager or Interstate.

                  14. NOTICES. Any notice, demand, request or other communication which Marriott may desire to give to the Guarantor with respect to this Guaranty, shall be deemed sufficient if in writing and sent to the following addresses:


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                                            GUARANTOR:


                                            -----------------------------------




                  A notice demand or request may be hand-delivered or delivered via express delivery service or mailed, postage prepaid, first class, registered or certified mail. Any notice sent by mail shall be deemed to have been received on the second business day following the date of mailing. Notice delivered personally or by express delivery service shall be effective upon receipt.

                  15. GOVERNING LAW. Guarantor hereby acknowledges, consents and agrees (i) that the provisions of this Guaranty and the rights of all parties mentioned herein shall be governed by the laws of the State of Maryland and interpreted and construed in accordance with such laws (excluding Maryland conflict of laws) and (ii) that the United States District Court for the District of Maryland and any court of competent jurisdiction of the State of Maryland shall have jurisdiction in any proceeding instituted to enforce this Guaranty and any objections to venue are hereby waived.

                  16. SUCCESSORS AND ASSIGNS. The references in this Guaranty to Marriott's, Primary Manager's or Interstate's successors and assigns shall not be deemed a waiver by any party, of any prohibition in the Submanagement Agreements or Franchise Agreements or Settlement Agreement relating to the assignment of the Submanagement Agreements or Franchise Agreements or Settlement Agreement.

                  17. INDUCEMENT. This Guaranty is executed by the Guarantor prior to, or simultaneously with, the execution and delivery of the Submanagement Agreements by Submanager, and to induce Marriott to execute and deliver the Submanagement Agreements well knowing that Marriott would not do so without this Guaranty. This Guaranty is executed by the Guarantor prior to, or simultaneously with, the assumption or execution of the Franchise Agreements by Interstate and to induce Marriott to permit Interstate to enter into or assume the Franchise Agreements well knowing that Marriott would not do so without this Guaranty.

                  18. MISCELLANEOUS. All references to the singular shall, where applicable, refer to the plural.



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         In witness whereof, ___________________________ has caused these presents to be executed by its President thereunto duly authorized, and its corporate seal to be hereunto affixed, this day of , 199__.

ATTEST:                                GUARANTOR:
                                       NEWCO, LLC

                                       By:                             (SEAL)
---------------------------               -----------------------------
                                          Name:
                                               ------------------------

                                          Title:
                                                -----------------------




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                                   EXHIBIT A

Hotels Managed by Marriott

@@

               Hotel                                 Effective Date                        Brand
               -----                                 --------------                        -----
1        Albany, NY                                Date of Divestiture                      MHRS

2        Atlanta North, GA                         1 Year after Date of                     MHRS
                                                   Divestiture

3        Conshohocken, PA                          1 Year after Date of                     MHRS
                                                   Divestiture

4        Harrisburg, PA                            1 Year after Date of                     MHRS
                                                   Divestiture

5        Houston, TX                               1 Year after Date of                     MHRS
                                                   Divestiture

6        Indian River Plantation, FL               Date of Divestiture                      MHRS

7        San Diego Mission Valley, CA              Date of Divestiture                      MHRS

8        Minneapolis, MN                           1 Year after Date of                     MHRS
                                                   Divestiture

9        Warner Center, CA                         Date of Divestiture                      MHRS

10       Pittsburgh Airport, PA                    Date of Divestiture                      MHRS




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                                    EXHIBIT B

                          Hotels with Contracts Assumed


            Hotel                                 Brand
            -----                                 -----

  1. New Haven Orange, CT                           CY
  2. Tyson's Corner, VA                            MHRS
  3. Troy, MI                                      MHRS
  4. Westborough, MA                                CY
  5. St. Louis, MO                                  CY
  6. Pittsburgh Airport, PA                         RI


                           Hotels Owned by 3rd Parties


            Hotel                                 Brand
            -----                                 -----

  1. Boca Raton, FL                                MHRS
  2. Charlotte Executive Park, NC                  MHRS
  3. Cincinnati, OH                                MHRS
  4. Ft. Lauderdale North, FL                      MHRS
  5. Laguna Cliffs Dana Point, CA                  MHRS
  6. Manhattan Beach, CA                           MHRS
  7. Memphis, TN                                   MHRS
  8. Ontario Airport, CA                           MHRS
  9. Orlando Airport, FL                           MHRS
 10. Pittsburgh City Center, PA                    MHRS
 11. Pittsburgh Green Tree, PA                     MHRS
 12. Providence, RI                                MHRS
 13. San Francisco, CA                             MHRS
 14. Sawgrass, FL                                  MHRS
 15. Trumbull, CT                                  MHRS
 16. Waterford Oklahoma City, OK                   MHRS
 17. Orlando I Drive, FL                           MHRS
 18. Moscow, Russia                                MHRS
 19. Albany, NY (CY)                                CY
 20. Burlington, VT (RI)                            RI
 21. Chambersberg, PA (FFI)                         FFI
 22. Colorado Springs, CO (RI)                      RI
 23. Eagan Minneapolis, MN (RI)                     RI
 24. Jackson, MS (FFI)                              FFI


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 25. Madison, WI (RI)                               RI
 26. Manhattan, NY (CY)                             CY
 27. Memphis, MS (FFI)                              FFI
 28. Mobile Gulf, AL (CY)                           CY
 29. Oklahoma City, OK (RI)                         RI
 30. Omaha Central NE (RI)                          RI
 31. Princeton, NJ (RI)                             RI
 32. Tinton Falls, NJ (RI)                          RI
 33. Tucson, AZ (RI)                                RI
 34. Vicksburg, MS (FFI)                            FFI
 35. Boise, Idaho                                   RI
 36. Portland, Oregon                               RI